EXHIBIT 5.1

                                         May 23, 1997

Bellwether Exploration Company
1331 Lamar, Suite 1455
Houston, Texas 77010

        Re: Distribution of up to 500,000 shares of Common Stock of Bellwether Exploration Company pursuant to its 1996 Stock Incentive Plan

Gentlemen:

        We have acted as legal counsel for Bellwether Exploration Company, a Delaware corporation ("Company"), in connection with the offer to certain of the directors, executive officers and other key employees and agents of the Company and its subsidiaries of a total of up to 500,000 shares of the Company's common stock, $.01 par value per share ("Common Stock"), issuable pursuant to the Company's 1996 Stock Incentive Plan ("Plan").

        We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purposes of giving the opinion hereinafter set forth, including the examination of executed or conformed counterparts, or copies certified or otherwise proved to our satisfaction of the following:

        (i) the Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on March 7, 1994;

        (ii)    the Bylaws of the Company as of the date of this opinion;

        (iii) the Company's Registration Statement on Form S-8, covering Common Stock issuable pursuant to the Plan, to be filed with the Securities and Exchange Commission on May 23, 1997 ("Registration Statement");

        (iv)    the Plan; and

        (v) such other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

        We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.
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Bellwether Exploration Company
May 23, 1997
Page 2

        Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

        The Common Stock covered by the Registration Statement has been duly authorized and when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


                                            Very truly yours,

                                            BUTLER & BINION, L.L.P.